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                                                               Exhibit 10.2.3

                                       MORTGAGE


    This MORTGAGE (hereinafter referred to as "Mortgage") entered into as of the 22nd day of May, 1997 by TSI Redfield Laboratories, Inc. (hereinafter referred to as "MORTGAGOR," whether one or more), having its, his or their address for notice hereunder at 100 East Boone Street, Redfield, Arkansas 72132 in favor of Jefferson County, Arkansas,(hereinafter referred to as "MORTGAGEE"), whose principal office of business is located at 301 North Center Street, Suite 201, Lonoke, Arkansas 72086.

    That Mortgagor, in consideration of the indebtedness secured hereby and the discharge of all obligations set forth herein, and for the sum of $10.00, and other good and valuable considerations, in hand paid, the Mortgagor does hereby grant, bargain, sell, convey and mortgage to Mortgagee, its successors and assigns forever the following described real property (hereinafter called "Mortgaged Property") located in Jefferson County, Arkansas, and all personal property attached thereto that provides heat, light, water, gas, power, air conditioning, floor coverings, and appliances, used or to be used in connection with the operation of the improvements located on the Mortgaged Property, to wit:

                           See Exhibit "A" attached hereto.

    TO HAVE AND TO HOLD the mortgaged property unto Mortgagee and its successors and assigns forever, and Mortgagor does hereby bind itself, its successors and assigns to warrant and forever defend the title to the mortgaged property unto Mortgagee against every person whomsoever lawfully claiming or to claim the same or any part thereof, subject to the Permitted Encumbrances described on Exhibit "B" hereto, which include, without limitation, the Mortgage granted to Simmons First National Bank of Pine Bluff and any renewal, modification, extension or refinancing thereof (the "Prior Mortgage").

    The foregoing conveyance is given as a Mortgage for the purpose of securing the principal indebtedness of Mortgagor under a certain Promissory Note of even date herewith in the sum of Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00), and the Mortgagor is justly indebted to the Mortgagee for advances made or to be made hereafter by Mortgagee to Mortgagor aggregating the principal sum aforesaid. All sums secured by this Mortgage are to be used for the construction of improvements upon the Mortgaged Property, it being mandatory upon the Mortgagee to make such advances. In the absence of Mortgagor's default hereunder, the Mortgagee is unconditionally obligated to make advances of the loan for the purposes set forth herein.

    Provided, however, this mortgage is made, executed and delivered upon the following additional conditions, to wit:

    1.   INSURANCE:  That the buildings now on said mortgaged


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property or that may be hereafter erected thereon shall be kept constantly insured against loss from such hazards and in such amounts and by such companies as are approved by or found satisfactory to the Mortgagee, its successors and assigns. Subject to the rights of the mortgagee under the Prior Mortgage, Mortgagor shall cause loss payable clauses to be attached to all such policies providing for payment of the proceeds thereof to Mortgagee, its successors and assigns, as its interest may appear, and all such policies shall be delivered to Mortgagee and held by it, its successors and assigns, until all indebtedness secured by this mortgage has been paid in full. Mortgagee is hereby authorized and empowered to collect under such policies and the proceeds of any such collection shall be applied, subject to the rights of the mortgagee under the Prior Mortgage, first, to the costs and expenses of collection, including attorney's fees, if any, and second, toward payment of the indebtedness hereby secured; provided Mortgagee may, at its election, subject to the rights of the mortgagee under the Prior Mortgage, permit the insurance proceeds to be used by Mortgagor to restore the damaged or destroyed improvements or reimprove said lands. Any balance remaining after repayment of Mortgagor's obligations secured by thie Mortgage, shall be returned to the Mortgagor.

    2. TAXES AND OTHER PAYMENTS: Mortgagor has filed all federal, state, county and municipal and other tax returns required to have been filed by Mortgagor and has paid and will pay all real property taxes prior to delinquency which have become due pursuant to such returns or pursuant to any assessments received by Mortgagor, and Mortgagor does not know of any basis for any additional assessment in respect of any such taxes. Mortgagor will pay in full all real property taxes on the mortgaged property, and no lien for same will be permitted to be created.

    3. LITIGATION: There are no judgments entered nor actions, suits or proceedings pending against Mortgagor, or to the knowledge of Mortgagor threatened against or affecting Mortgagor which, if determined adversely to Mortgagor, the execution of which would adversely affect Mortgagor's solvency or its ability to pay any agreement with Mortgagee or satisfy all other obligations under this mortgage.

    4. REIMBURSEMENT OF EXPENDITURES: If, after notice to Mortgagor and a reasonable opportunity to comply with its obligations hereunder, Mortgagee shall expend any sum or sums for the protection of any of the mortgaged property or the lien of this mortgage, the repayment of such sum or sums on demand (with interest thereon at the rate of interest set forth in the Promissory Note secured hereby) shall be the obligation of the Mortgagor; and such obligations to repay will constitute a part of the indebtedness secured hereby. The expenditures thus made reimbursable will include (without limiting the foregoing) taxes, special improvement assessments, insurance premiums, repairs and maintenance expenses, compensation for watchman and sums paid to discharge prior liens, other than the Permitted Encumbrances. The


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cost of any abstract of title or title insurance procured by the Mortgagee to facilitate the foreclosure will also constitute a part of the reimbursable expense secured hereby.

    5. IMPROVEMENTS PROTECTED: The Mortgagor shall keep the improvements constructed upon the mortgaged property in good condition and repair and shall prevent any waste thereof.

    6. ENVIRONMENTAL AND INDUSTRIAL HYGIENE COMPLIANCE: Mortgagor covenants, represents and warrants that to the extent it uses, generates, manufactures, stores or disposes of, on, under or about the mortgaged property ("Premises") or transports to or from the Premises any flammable explosives, radioactive materials, hazardous wastes, toxic substances, or related materials (hereinafter "Hazardous Materials") it will do so only in full compliance with the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.); the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); and all other statutes and regulations governing, defining or regulating the manner and method of storage, transportation or disposition of Hazardous Materials. Mortgagor further agrees to indemnify and hold harmless the Mortgagee, its directors, assigns, officers, employees and agents, from and against any and all liability actually incurred by Mortgagee (i) including foreseeable and unforeseeable consequential damages, directly or indirectly arising out of use, generation, storage or disposition of Hazardous Materials by the Mortgagor or any operator of the Premises during Mortgagor's ownership thereof, and (ii) including, without limitation, the cost of any required or necessary remediation, repair, cleanup or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following transfer of title attributable, directly or indirectly, to the presence or use, generation, storage, release, threatened release, or disposal of Hazardous Materials by any person on the Premises during Mortgagor's ownership thereof, and the Mortgagor's obligations pursuant to this indemnity shall survive satisfaction or discharge of this Mortgage, and shall survive, except to the extent that the liability of the Mortgagee shall be by reason of any exercise by it of control or dominion over the Premises or the activities of the Mortgagor.

    7. EVENTS OF DEFAULT: The Mortgagee may, upon ten (10) days prior written notice to Mortgagor of its intent to do so, at its option, declare the entire unmatured portion of all principal indebtedness secured hereby, together with all interest accrued on the entire secured debt, to be immediately due and payable, and the same shall forthwith become immediately due and payable, provided Mortgagor has not cured such default within such ten (10) day period, in the following events, referred to herein as "Events of Default":

         (a)  Upon the filing of a voluntary or involuntary


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         petition to subject Mortgagor (or any party obligated as a maker, endorser, surety or guarantor for the payment of the secured indebtedness) to any bankruptcy arrangement, reorganization, debt adjustment thereon, receivership or other insolvency proceeding, provided however, that in the event of an involuntary petition or action, Mortgagor shall have ninety (90) days in which to have such petition or action dismissed.

         (b) If default shall be made in the payment of any part of the principal indebtedness evidenced by the Promissory Note and secured hereby, or any interest accruing on such principal indebtedness, as the same becomes due according to the terms of the Promissory Note, or of any extension or renewal thereof.

         (c) If Mortgagor shall fail to comply with any of the other obligations or covenants contained herein and such failure shall remain unremedied for thirty (30) days after written notice from Mortgagee.

         (d) If the holder of any lien or security interest on the mortgaged property (without hereby implying Mortgagee's consent to the existence, placing, creating or permitting of any lien or security interest) institutes foreclosure or other proceedings for the enforcement of its indebtedness and obligations thereunder.

         (e) If any mechanics, materialmen or labor liens are filed on the mortgaged property and not discharged, bonded or insured over by Mortgagor within 30 days of the notice thereof by Mortgagor to Mortgagee.

         (f) Upon the occurrence of event of default (beyond applicable notice and grace periods set forth therein) as identified in the Loan Agreement by and between Mortgagee and Mortgagor.

    The foregoing acceleration provisions will be applicable not only to the maturities recited in the original Promissory Note but also to any substituted maturities created by extension or renewal. The failure of the Mortgagee to declare any acceleration of maturities when a ground therefor exists, even though such forbearance may be repeated from time to time, will not constitute a waiver of the right of such Mortgagee to accelerate maturities upon a reoccurrence of the same ground therefor; nor will the act of Mortgagee in remedying any condition resulting from Mortgagor's default bar Mortgagee from declaring an acceleration of maturities by reason of such default.


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    8.   ACCELERATION:  Upon the occurrence of any Event of Default, the
Mortgagee may declare the entire principal balance of the Promissory Note with accrued interest thereon due and payable and Mortgagee shall be entitled to sue for and to recover a judgment and foreclosure of this Mortgage for the amount so due and unpaid together with all costs of foreclosure. The proceeds of the foreclosure sale shall be applied, first, to the payment of all foreclosure costs and expenses attending said sale; second to the payment of all indebtedness secured hereby; and the remainder, if any, shall be paid to said Mortgagor. All expenses of retaking, holding, preparing for sale, selling or the like, as well as all reasonable attorney's fees (not to exceed 10% of the secured indebtedness plus accrued interest) and lawful expenses incurred by said Mortgagee in enforcing such remedies, including the cost of any supplemental abstract, title insurance policy, expense for inspection or appraisal of the mortgaged property, and expert witness fees, shall be payable to said Mortgagee by Mortgagor and shall constitute a part of the secured indebtedness. Mortgagee is entitled to pursue any and all other legal or equitable remedies allowed by Arkansas law upon the occurrence of an Event of Default.

    9. CONDEMNATION: Immediately upon Mortgagor's knowledge of the institution of any proceeding for the condemnation of the mortgaged property, Mortgagor shall immediately notify Mortgagee of such fact. Mortgagor shall then, if requested by Mortgagee, file or defend its claim thereunder and prosecute same with due diligence to its final disposition and, subject to the rights of the Prior Mortgagee under the Prior Mortgage, shall cause any awards or settlements to be paid over to Mortgagee for disposition pursuant to the terms of the Mortgage. Mortgagor may be the nominal party in such proceeding but Mortgagee, subject to the rights of the Prior Mortgagee under the Prior Mortgage, shall be entitled to participate in and to control same and to be represented therein by counsel of Mortgagee's own choice, and Mortgagor will deliver or cause to be delivered, to Mortgagee such instruments as may be requested by Mortgagee from time to time to permit such participation. If the mortgaged property is taken or diminished in value, or if a consent settlement is entered, by or under the threat of such proceeding, subject to the rights of the Prior Mortgagee under the Prior Mortgage, the award or settlement payable to Mortgagor by virtue of Mortgagor's interest in the mortgaged property shall be assigned, transferred and set over unto Mortgagee to be applied to the principal indebtedness and accrued interest secured hereby. Any balance remaining after repayment of Mortgagor's obligations secured by this Mortgage, shall be returned to the Mortgagor.

    10. NOTICES: All notices or other communications required or permitted to be given pursuant to this Mortgage shall be in writing and shall be considered as properly given if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, or by delivering same in person to the intended addressee, or deposited with a nationally recognized overnight courier service. Notice so mailed shall be effective


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three (3) days after deposit of the notice within the United States mail and one (1) day after deposit with such overnight courier service.

    11. NO WAIVER: Any failure by Mortgagee to insist, or any election by Mortgagee not to insist, upon strict performance by Mortgagor of any of the terms, provisions or conditions of the Promissory Note or Mortgage shall not be deemed to be a waiver of same or of any other term, provision or condition thereof, and Mortgagee shall have the right at any time or times thereafter to insist upon strict performance by Mortgagor of any and all of such terms, provisions and conditions.

    12. ADDITIONAL ADVANCES: This Mortgage shall secure, in addition to the Promissory Note secured hereby, all funds hereafter advanced by Mortgagee to or for the benefit of Mortgagor, as contemplated by any covenant or provision herein contained, whether such indebtedness is advanced by note, endorsement, surety, agreement, guaranty or otherwise, it being contemplated that Mortgagor may hereafter become indebted to Mortgagee in such further sum or sums.

    13. WAIVER OF HOMESTEAD, DOWER AND CURTESY: To the extent permitted by law, Mortgagor waives all right of homestead exemption in the mortgaged property and Mortgagor hereby relinquishes all rights of dower and curtesy in the mortgaged property.

    14. WAIVER OF STATUTORY AND COMMON LAW RIGHTS: Mortgagor agrees that it will not apply for or avail itself of any appraisement, valuation, stay, extension or exemption laws or so called "moratorium laws", now existing or hereinafter enacted in order to prevent or hinder the enforcement or foreclosure of this mortgage and the Mortgagor hereby expressly waives the benefit of such laws, including, but not limited to, the Act approved May 8, 1899, the Acts amendatory thereof, and the Mortgagor and each of them specifically waives all rights of redemption, equitable or statutory, from any sale made by decree of Court on foreclosure of this instrument.

    15. ENTIRE AGREEMENT AND MODIFICATION: This Mortgage together with the Loan Agreement, Guaranty Agreement, other security documents and the Promissory Note secured hereby contain the entire agreement between the parties relating to the subject matter hereof and thereof and all prior agreements relative thereto which are not contained herein or therein are terminated. The Promissory Note and Mortgage may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. An alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

    16.  SEVERABILITY:  If any provision of the Mortgage,


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Promissory Note or other loan documents shall, for any reason and to any extent be adjudged invalid or unenforceable, the remaining provisions of the Mortgage, Promissory Note and other loan documents shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

    17. APPLICABLE LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas except insofar as federal law may control any aspect of the limitation on interest rate or remedies.

    18. HEADINGS: The Article, Paragraph and Subparagraph entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing the text of such articles, paragraphs or subparagraphs.

    19. SUCCESSORS AND ASSIGNS: All of the terms of the Promissory Note and Mortgage shall apply to, be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns, heirs and legal representatives and all other persons claiming by, through or under them.

    20. LIMITATION OF INTEREST RATE: Conforming to the actual intention of the parties hereto, it is agreed that in no instance shall any claim be made by Mortgagor, or by the holder of this Mortgage or of any note or indebtedness secured hereby, for any interest or any monies mentioned herein, or any money in lieu of interest, which shall exceed the lawful rate of interest per annum; and this paragraph shall take precedence and control, in the event of any conflict between this provision and any other provision of the Promissory Note, Mortgage or other document executed in connection herewith.


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    21.  GENDER:  Whenever used, the singular shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.

    EXECUTED on this 22nd day of May, 1997.

                                  TSI Redfield Laboratories, Inc.

                                  By: /s/ John B. Green
                                      ---------------------
                                  Title: Treasurer
                                         ---------------


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                                    ACKNOWLEDGMENT

STATE OF Arkansas  )
                   ) ss:
COUNTY OF Pulaski  )

    BE IT REMEMBERED, that on this 22nd day of May, 1997, came before the undersigned, a Notary Public within and for the County aforesaid, duly commissioned and acting John B. Green to me well known as the Treasurer of TSI Redfield Laboratories, Inc. the Mortgagor in the within and foregoing Mortgage, and stated that he had executed the same for and on behalf of the Mortgagor for the consideration and purposes therein mentioned and set forth.

     WITNESS my hand and seal as such Notary Public this day of May 22, 1997.


                                    John Kooistra III
                                    Notary Public

My Commission Expires:

09-30-01


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                                CERTIFICATE OF RECORD


STATE OF ARKANSAS  )
                   ) ss:
COUNTY OF          )

    I,                                   , Circuit Clerk and Ex-Officio
Recorder for the County aforesaid, do hereby certify that the annexed and foregoing instrument of writing was filed for record in my office on the
day of                , A. D. 1997, at            o'clock _.m., and the same is
now duly recorded, with the acknowledgment and certificate thereon in Record
Book       Page      .

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of
said Court, this       day of                , 1997.





                             Clerk and Ex-Officio Recorder


                             BY:                        D.C.



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                                      EXHIBIT A


         The East Half (E 1/2) of the Southwest Quarter (SW 1/4) of the Northeast Quarter (NE 1/4) of Section 22, Township 3 South, Range 11 West of the 5th P. M.; AND ALSO,

         That portion of Block Thirteen (13) of the Town of Redfield, Arkansas, according to the plat thereof shown of record in the office of the Circuit Clerk and Ex-Officio Recorder of Jefferson County, Arkansas, in Plat Book 3 at page 28 specifically described as:

         Beginning at the Easterly corner of Block Thirteen (13) of the Town of Redfield and running thence in a Southwesterly direction 150 feet to the line dividing Block Thirteen (13) into two equal halves and running thence Northwesterly along that line 300 feet to a point on the Southeasterly line of Boone Street; thence Northeasterly 150 feet, more or less, to the Northerly corner of Block Thirteen (13); and thence in a Southeasterly direction along the Northeasterly line of Block Thirteen (13) 300 feet, more or less, to the point of beginning; which is also described as Lots One (1), Two (2), Three
    (3), Four (4), Five (5) and Six (6) in Block Thirteen (13) of the Town of Redfield, Arkansas; AND ALSO,

         The South Half (S 1/2) of the Northwest Quarter (NW 1/4) of the Northeast Quarter (NE 1/4) of Section 22, Township 3 South, Range 11 West of the 5th P.M.;

         LESS AND EXCEPT, a parcel of land lying in the Northwest Quarter (NW 1/4) of the Northeast Quarter (NE 1/4) of Section 22, Township 3 South, Range 11 West of the 5th P.M., more particularly described as follows:

         Commencing at the Southwest corner of the Northwest Quarter (NW 1/4) of the Northeast Quarter (NE 1/4) of said Section 22, thence, North 205 feet North 40 degrees West 150 feet; and thence South 195.2 feet to the point of beginning.


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                                     EXHIBIT "B"

                                PERMITTED ENCUMBRANCES

1. Title to that portion of the Mortgaged Property lying within the bounds of Boone Street as shown on the plat of survey by Michael D. Granderson, dated December, 1981, and re-certified to November 28, 1990.

2. Right of Way Permit from D. P. Henry and M. G. Henry to Town of Redfield, Arkansas, for a sewer line and access road, dated December 12, 1979, recorded January 4, 1980, in contract and Agreement book 36 at Page 799, in the office of the Circuit Clerk and Ex-officio Recorder of Jefferson County, Arkansas.

3. Easement for sewer affecting the Mortgaged Property as shown on the plat of survey by Michael D. Granderson, dated December, 1981, and re-certified to November 28, 1990.

4. Title to that portion of the Mortgaged Property within the bounds of Brodie Street as shown on the plat of survey by Michael D. Granderson, dated December, 1981, and re-certified to November 28, 1990.

5. Title to that portion of the Mortgaged Property lying within the bounds of the unnumbered block of land which overlaps with the Southwest corner of the Mortgaged Property as shown on the plat of survey of Michael D. Granderson dated December, 1981, and re-certified to November 28, 1990.

6. Easement for power line affecting the Mortgaged Property as shown on the plat of survey by Michael D. Granderson, dated December, 1981, and re-certified to November 28, 1990.

7. Rights, if any, of property owners adjoining on the North, West and South, respectively, in and to that portion of the Mortgaged Property lying between the North, West and south property lines, respectively, and the fence/tree lines, as shown on the plat of survey by Michael D. Granderson, dated December, 1981, and re-certified to November 28, 1990.

8. Easement Deed from TSI Redfield Laboratories, Inc. to the City of Redfield, Arkansas, dated June 4, 1992, and recorded July 20, 1992, in Deed Record Book 623 at Page 443, the rights to which were assigned by the city of Redfield, Arkansas, to the Arkansas Soil and Water Conservation Commission dated July 21, 1992, and recorded July 23, 1992, in Deed Record Book 623 at Page 618.

9. Easement Deed from TSI Redfield Laboratories, Inc. to the City of Redfield, Arkansas, dated June 4, 1992, and recorded July 20, 1992, in Deed Record Book 623 at Page 445, the rights to which were assigned by the City of Redfield, Arkansas, to the Arkansas Soil and Water Conservation Commission dated July 21, 1992, and recorded

    July 23, 1992, in Deed Record Book 623 at Page 618.

10. Mortgage from TSI Redfield Laboratories, Inc. to Jefferson County, Arkansas, dated November 29, 1990, and recorded November 29, 1990, at 1:40 P.M. in Mortgage Record Book 574 at Page 298, securing the original principal sum of $500,000.00, which was assigned to Arkansas Industrial Development Commission by Assignment dated November 29, 1990, and recorded January 11, 1991, in Mortgage Record Book 576 at Page 33.

11. Mortgage and Security Agreement from TSI Redfield Laboratories, Inc., to Simmons First National Bank of Pine Bluff dated November 29, 1990, and recorded November 29, 1990, at 1:39 P.M. in Mortgage Record Book 574 at Page 261, securing the original sum of $800,000.00, as amended by the Modification Agreement dated December 20, 1993, and recorded December 28, 1993, in Mortgage Record Book 632 at Page 64, as again amended by the Modification Agreement dated December 23, 1993, and recorded December 30, 1993, in Mortgage Record Book 632 at Page 316, as further amended by the Modification Agreement dated July 8, 1994, and recorded July 18, 1994, in Mortgage Record Book 645 at Page 783, as still further amended by the Modification Agreement dated March 27, 1995, and recorded March 31, 1995, in Mortgage Record Book 659 at Page 497, as still further amended by the Modification and Extension Agreement dated March 26, 1996, and recorded April 9, 1996, in Mortgage Record Book 682 at Page 628.